EMPIRE

VALUATION CONSULTANTS, LLC

January 22, 2008

Zachary C. Green, Esq.

Global General Counsel

INFONXX, Inc.

655 Madison Avenue, 21st floor

New York, NY 10021

Subject: Written consent to reference Empire Valuation Consultants, LLC

(“Empire”) in S-1 filing of INFONXX, Inc.

Dear Mr. Green:

We hereby consent to the inclusion in the registration statement on Form S-1 of INFONXX, Inc. for the registration of shares of its common stock and any amendments thereto (the “Registration Statement”) of references to our reports relating to the valuation of the common equity of INFONXX, Inc. and to references to our firm’s name therein.

If a description of the service provided and the analysis conducted by Empire is disclosed in any public or SEC filing, Empire requests the right to review the narrative and correct any misstatement.

Sincerely,

Empire Valuation Consultants, LLC

By:	/s/ Terence L. Griswold
Terence L. Griswold
Managing Director

777 Canal View Blvd.             Suite 200              Rochester, NY 14623                                     T:585.475.9260                                          www.empireval.com

New York                                                                    Rochester                                                                West Hartford